STATE FARM MUTUAL FUND TRUST

on behalf of

State Farm Equity Fund

State Farm Small Cap Equity Fund

State Farm International Equity Fund

State Farm S&P 500 Index Fund

State Farm Small Cap Index Fund

State Farm International Index Fund

State Farm Equity and Bond Fund

State Farm Bond Fund

State Farm Tax Advantaged Bond Fund

State Farm Money Market Fund

State Farm LifePath Income Fund

State Farm LifePath 2010 Fund

State Farm LifePath 2020 Fund

State Farm LifePath 2030 Fund

State Farm LifePath 2040 Fund

State Farm LifePath 2050 Fund

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

This Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (the “Plan”), effective as of May 1, 2008, has been adopted by the Board of Trustees of State Farm Mutual Fund Trust (the “Trust”) pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the “Act”). Each class of shares of the State Farm Equity Fund, State Farm Small/Mid Cap Equity Fund, State Farm International Equity Fund, State Farm S&P 500 Index Fund, State Farm Small Cap Index Fund, State Farm International Index Fund, State Farm Equity and Bond Fund, State Farm Bond Fund, State Farm Tax Advantaged Bond Fund, State Farm Money Market Fund, State Farm LifePath Income Fund, State Farm LifePath 2010 Fund, State Farm LifePath 2020 Fund, State Farm LifePath 2030 Fund, State Farm LifePath 2040 Fund and State Farm LifePath 2050 Fund (each, a “Fund” and collectively, the “Funds”), each a series of the Trust, will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below.

The Trust offers the Funds in the following share classes reflected in the chart below:

Fund	Class A	Legacy Class A	Class B	Legacy Class B	Institutional Class Shares	Class R-1	Class R-2	Class R-3
Equity Fund	X	X	X	X	X	X	X	X
Small/Mid Cap Equity Fund	X	X	X	X	X	X	X	X
International Equity Fund	X	X	X	X	X	X	X	X
S&P 500 Index Fund	X	X	X	X	X	X	X	X
Small Cap Index Fund	X	X	X	X	X	X	X	X
International Index Fund	X	X	X	X	X	X	X	X
Equity and Bond Fund	X	X	X	X	X	X	X	X
Bond Fund	X	X	X	X	X	X	X	X
Tax Advantaged Bond Fund	X	X	X	X
Money Market Fund	X	X	X	X	X	X	X	X
LifePath Income Fund	X	X	X	X	X	X	X	X
LifePath 2010 Fund	X	X	X	X	X	X	X	X
LifePath 2020 Fund	X	X	X	X	X	X	X	X
LifePath 2030 Fund	X	X	X	X	X	X	X	X
LifePath 2040 Fund	X	X	X	X	X	X	X	X
LifePath 2050 Fund	X					X	X

The Board of Trustees of the Trust may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Trust’s prospectuses, shares may be exchanged only for shares of the same class of another Fund.

Article I. Class A Shares

Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Trust’s prospectus, unless a waiver or reduction described in the prospectus applies. Certain exchanges of Class A Shares of the Bond Fund or the Tax Advantaged Bond into shares of another Fund are subject to an additional sales charge, as described in the Trust’s prospectus. Class A Shares are subject to 12b-1 distribution fees calculated as a stated percentage of the net assets attributable to Class A shares as set forth in the Trust’s Amended and Restated 12b-1 Distribution and Service Plan (the “12b-1 Plan”). Class A Shares also are subject to service fees calculated as a stated percentage of the net assets attributable to Class A shares as set forth in the Trust’s Amended and Restated Shareholder Services Agreement (the “Services Agreement”). The Class A Shareholders of a Fund have exclusive voting rights, if any, with respect to the Trust’s 12b-1 Plan as it applies to Class A shares of each Fund, or to any matter that separately affects that class or as required by applicable law. State and federal registration fees applicable to Class A Shares are allocated to Class A Shares. Class A Shares shall be entitled to the shareholder services set forth from time to time in the prospectus and/or Statement of Additional Information for such class.

Article II. Class B Shares

Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B Shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Trust’s prospectus, unless a waiver or reduction described in the prospectus applies. Class B Shares are sold subject to 12b-1 distribution and service fees calculated as a stated percentage of the net assets attributable to the Trust’s Class B Shares as set forth in the 12b-1 Plan. Class B Shares also are subject to service fees calculated as a stated percentage of the net assets attributable to Class B shares as set forth in the Services Agreement. The Class B Shareholders of a Fund have exclusive voting rights, if any, with respect to the Trust’s 12b-1 Plan as it applies to Class B shares of each Fund, or to any matter that separately affects that class or as required by applicable law. State and federal registration fees applicable to Class B Shares are allocated to Class B Shares. Class B Shares shall be entitled to the shareholder services set forth from time to time in the prospectus and/or Statement of Additional Information for such class.

Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder’s Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

Class B Shares automatically will convert to Class A Shares of the respective Fund at the end of a specified number of years after the initial purchase date of Class B shares, as described in the Trust’s prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

For purposes of converting Class B shares to Class A shares, the initial purchase date for Class B Shares acquired through (i) reinvestment of dividends on Class B Shares or (ii) exchange from another Fund in the Trust will be deemed to be the date on which the original Class B Shares were purchased.

Article III. Institutional Class Shares

Institutional Class Shares are sold by each Fund, at net asset value per share without the imposition of an initial sales charge. The Institutional Class Shareholders of a Fund have exclusive voting rights, if any, with respect to any matter that separately affects that class or as required by applicable law. Institutional Class Shares also are subject to service fees calculated as a stated percentage of the net assets attributable to Institutional Class Shares as set forth in the Services Agreement. State and federal registration fees applicable to Institutional Class Shares are allocated to Institutional Class Shares. Institutional Class Shares shall be entitled to the shareholder services set forth from time to time in the prospectus and/or Statement of Additional Information for such class.

Institutional Class Shares of each Fund will be sold directly by each Fund to institutional investors such as insurance companies, either affiliated or unaffiliated with the State Farm Investment Management Corp., defined contribution plans, defined benefit plans and endowment funds. Institutional Class Shares will be sold directly to current insurance agents of the State Farm Insurance Companies who are registered representatives of State Farm VP Management Corp., and the family members of those persons for purposes specified in the prospectus for such class. Institutional Class Shares also are sold to other persons associated with the State Farm Insurance Companies as specified in the prospectus for such class. Sales are subject to minimum initial and subsequent purchase amounts as specified in the prospectus for such class.

Article IV. R-Shares

Class R-1, R-2 and R-3 shares (collectively the “R-Shares”) are sold at net asset value and are not subject to an initial sales charge schedule or to a contingent deferred sales charge. R-Shares are offered to State Farm customers who want to utilize the retirement plan administrative services provided by Bisys Retirement Services, Inc., a third party administrator, or Bisys’ successor. R-Shares are subject to minimum purchase requirements as set forth in the prospectus. Class R-1 and R-2 shares are subject to 12b-1 distribution fees calculated as a stated percentage of the net assets attributable to those classes as set forth in the 12b-1 Plan. R-Shares are subject to service fees calculated as a stated percentage of the net assets attributable to R-Shares as set forth in the Services Agreement. The Shareholders of either Class R-1 or R-2 of a Fund have exclusive voting rights with respect to the Trust’s 12b-1 Plan as it applies to Class R-1 or Class R-2 shares of a Fund, or to any matter that separately affects that class or as required by applicable law. State and federal registration fees applicable to a particular class of R-Shares are allocated to that class of shares. R-Shares shall be entitled to the shareholder services set forth from time to time in the prospectus and/or Statement of Additional Information for such class.

Class R-1 Shares automatically will convert to Class R-2 Shares of the respective Fund when the net asset value of R-1 Shares held by an employer’s retirement plan administered by Bisys or its successor exceeds $500,000, as described in the Trust’s prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

Article V. Legacy Class A Shares

Legacy Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Trust’s prospectus, unless a waiver or reduction described in the prospectus applies. Legacy Class A Shares are available for purchase by certain grandfathered shareholders as specified in the Trust’s prospectus. Legacy Class A Shares are subject to 12b-1 distribution fees calculated as a stated percentage of the net assets attributable to Legacy Class A shares as set forth in the 12b-1 Plan. Legacy Class A Shares also are subject to service fees calculated as a stated percentage of the net assets attributable to Legacy Class A shares as set forth in the Services Agreement. The Legacy Class A Shareholders of a Fund have exclusive voting rights, if any, with respect to the 12b-1 Plan as it applies to Legacy Class A shares of each Fund, or to any matter that separately affects that class or as required by applicable law. State and federal registration fees applicable to Legacy Class A Shares are allocated to Legacy Class A Shares. Legacy Class A Shares shall be entitled to the shareholder services set forth from time to time in the prospectus and/or Statement of Additional Information for such class.

Article VI. Legacy Class B Shares

Legacy Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Legacy Class B Shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Trust’s prospectus, unless a waiver or reduction described in the prospectus applies. Legacy Class B Shares are available for purchase by certain grandfathered shareholders as specified in the Trust’s prospectus. Legacy Class B Shares are sold subject to 12b-1 distribution fees calculated as a stated percentage of the net assets attributable to the Trust’s Legacy Class B Shares as set forth in the 12b-1 Plan. Legacy Class B Shares also are subject to service fees calculated as a stated percentage of the net assets attributable to Legacy Class B shares as set forth in the Services Agreement. The Legacy Class B Shareholders of a Fund have exclusive voting rights, if any, with respect to the 12b-1 Plan as it applies to Legacy Class B shares of each Fund, or to any matter that separately affects that class or as required by applicable law. State and federal registration fees applicable to Legacy Class B Shares are allocated to Legacy Class B Shares. Legacy Class B Shares shall be entitled to the shareholder services set forth from time to time in the prospectus and/or Statement of Additional Information for such class.

Redemption requests placed by shareholders who own both Legacy Class A and Legacy Class B Shares of the Fund will be satisfied first by redeeming the shareholder’s Legacy Class A Shares, unless the shareholder has made a specific election to redeem Legacy Class B Shares.

Legacy Class B Shares automatically will convert to Legacy Class A Shares of the respective Fund at the end of a specified number of years after the initial purchase date of Legacy Class B shares, as described in the Trust’s prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

For purposes of converting Legacy Class B shares to Legacy Class A shares, the initial purchase date for Legacy Class B Shares acquired through (i) reinvestment of dividends on Legacy Class B Shares or (ii) exchange from another Fund in the Trust will be deemed to be the date on which the original Legacy Class B Shares were purchased.

Article VII. Redemption in Kind

Shares of any class may be redeemed in kind subject to the requirements of Rule 18f-1 under the Act and subject to any further restriction or prohibition under any state blue sky law.

Article VIII. Dividends and Other Distributions

Dividends and other distributions paid by each Fund to the holders of a class of shares, to the extent paid, will be paid on the same day and at the same time, and will be determined in the same manner and will be in the same amount, except that the amount of the dividends and other distributions declared may be different from those paid to the holders of another class because of a specific class expense and expense waivers or reimbursements.

Distributions of net investment income (“Income Dividends”) of State Farm Bond Fund, State Farm Tax Advantaged Bond Fund, and the State Farm Money Market Fund (the “Daily Dividend Funds”) will be paid pursuant to the settled shares method. Under the settled shares method, Income Dividends are allocated to different classes of shares of the Daily Dividend Funds based upon relative net assets, excluding the value of subscription receivables. The settled shares method of allocating Income Dividends does not apply to capital gain dividends or to unrealized appreciation/depreciation in the Daily Dividend Funds. Accordingly, shares of the Daily Dividend Funds attributable to subscription receivables participate in capital gain dividends declared by a Daily Dividend Fund and participate in unrealized appreciation/depreciation in a Daily Dividend Fund. The settled shares method of crediting Income Dividends shall also apply to any subsequently-created Fund of the Trust that pays Income Dividends on a daily basis.

Article IX. Allocation of Expenses; Waivers or Reimbursement of Expense

Expenses described in Articles I through VI of this Plan shall be allocated as provided in those Articles. Other expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among each class based upon the relative net assets of each class. Expenses relating only to a particular class shall be allocated to that class.

Expenses of a specific class or specific classes of shares may be waived or reimbursed by State Farm Investment Management Corp., the investment adviser to certain Funds, or any other provider of services to the Trust.

Article X. Approval by Board of Trustees

This Plan shall not take effect until it has been approved by the vote of majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Act) of (a) all of the Trustees of the Trust, on behalf of the Fund, and (b) those of the Trustees who are not “interested persons” of the Trust, as such term may be from time to time defined under the Act.

Article XI. Severability

This Plan is severable as to each Fund. The Board of Trustees may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

Article XII. Amendments

No material amendment to the Plan shall be effective unless it is approved by the Board of Trustees in the same manner as is provided for approval of this Plan in Article X.

7